UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant ☒

Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Russell Investment Company Special Meeting of Shareholders: November 24, 2026 11:00 a.m. Pacific Time Dear Shareholder: You’re receiving this email because you have consented to receive materials electronically. We are asking for your vote on important matters related to your investment in one or more Russell Investment Company Funds. Your participation is critically important. This e-mail provides the information you will need to view the Proxy Statement and other materials online, access your proxy card and vote your shares. By voting today, you can help eliminate the need for additional mailings and phone calls. Thank you for your prompt attention to this matter. Vote Now!

Go to Proxy-direct.com Call 800-337-3503 Vote by November 24, 2026 at 11:00 AM PT Important Materials Notice of Meeting, Proxy Statement How to Vote You are able to vote through the Internet or by telephone. Your browser must support secure transactions. Please read the instructions and proxy materials carefully before voting. Questions? If you have any questions regarding the proposals, or need assistance with voting, you may call Computershare Fund Services, the Company’s proxy solicitor, toll free at 1-888-812-7758. If your email software supports it, you can simply click on the above link(s). If not, you can type (or copy and paste) the Web address(es) into the address line of your Web browser. Adobe© Acrobat© Reader is needed to view these documents.